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                                                                   EXHIBIT 10.54


         Agreement dated May 27, 1993 between Interferon Sciences, Inc. ("ISI") and Strategic Growth International Inc. ("SGI"). For good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. The exercise price of the options (the "Options") issued to SGI in connection with the agreement dated April 29, 1992 shall be reduced to $2.125 per share and the expiration date of the Options shall be extended until May 27, 1996.

         2. SGI agrees not to exercise the Options for a period of one year from the date hereof. After such time, SGI will be entitled to demand one registration right for the shares underlying the Options and the Options shall be subject to antidillution provisions in the event of stock splits, stock dividends, mergers and recapitalizations.

         3. Within 30 days of the date hereof, ISI shall issue 30,000 shares of ISI common stock to SGI. The shares will bear a customary restrictive legend.

         4. The finder's agreement dated January 7, 199[2]3 shall be terminated and neither party shall have any obligations or liability with respect thereto.

STRATEGIC GROWTH INTERNATIONAL, INC.


BY:___________________________________


INTERFERON SCIENCES, INC.


BY:___________________________________